Exhibit 4.2

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE STOCK

Company: Sunshine Heart, Inc., a Delaware corporation

Number of Shares: As set forth in Paragraph A below

Type/Series of Stock: Common Stock, $0.0001 par value per share

Warrant Price: As set forth in Paragraph A below

Issue Date: February 18, 2015

Expiration Date: February 18, 2025  (subject to Section 5.1(b)).

Credit Facility:  This Warrant to Purchase Stock (“Warrant”) is issued in connection with that certain Loan and Security Agreement of even date herewith between Silicon Valley Bank and the Company (as amended and/or modified and in effect from time to time, the “Loan Agreement”) and the participation therein of Life Science Loans, LLC pursuant to an agreement between Silicon Valley Bank and Life Science Loans, LLC.

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, LIFE SCIENCE LOANS, LLC (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase up to the number of fully paid and non-assessable shares of the above-stated Type/Series of Stock (the “Class”) of the above-named company (the “Company”) determined pursuant to Paragraph A below, at the Warrant Price (as defined below), subject to the provisions and upon the terms and conditions set forth in this Warrant.

A.                                    Number of Shares; Warrant Price.

(1)                                 Number of Shares.  This Warrant shall be exercisable for the Initial Shares, plus the Funding Shares, if any (collectively, and as may be adjusted from time to time in accordance with the provisions of this Warrant, the “Shares”).

(a)                                 Initial Shares.  As used herein, “Initial Shares” means such number of shares of the Class as shall equal (i) $180,000, divided by (ii) the Initial Shares Warrant Price (as defined below), subject to adjustment from time to time in accordance with the provisions of this Warrant.

(b)                                 Funding Shares.

(i)                                     Term B Loan Shares.  Upon the making (if any) of the Term B Loan Advance (as defined in the Loan Agreement) to the Company, this Warrant shall automatically become exercisable for such number of additional shares of the Class as shall equal (A)(x) 0.03, multiplied by (y) the amount of the Term B Loan Advance, divided by (B) the Funding Shares Warrant Price (as defined below) applicable to the Term B Loan Advance, as such number may be adjusted thereafter from time to time in accordance with the provisions of this Warrant (cumulatively, the “Term B Loan Shares”).

(ii)                                  Term C Loan Shares.  Upon the making (if any) of the Term C Loan Advance (as defined in the Loan Agreement) to the Company, this Warrant shall automatically become exercisable for such number of additional shares of the Class as shall equal (A)(x) 0.03, multiplied by (y) the amount of the Term C Loan Advance, divided by (B) the Funding Shares Warrant Price applicable to the Term C Loan Advance, as such number may be adjusted thereafter from time to time in accordance with the provisions of this Warrant (cumulatively, the “Term C Loan Shares” and, together with the Term B Loan Shares, the “Funding Shares”).

(2)                                 Warrant Price.  The purchase price per Share hereunder (the “Warrant Price”) shall be determined as follows:

(a)                                 Initial Shares.  The Warrant Price for the Initial Shares shall equal the lower of (i) the closing price for a share of the Class as reported on NASDAQ for the date on which the Term A Loan Advance (as defined in the Loan Agreement) is made to the Company (or, if such date be not a trading day on NASDAQ, for the trading day immediately preceding such date), and (ii) the average of the closing prices for a share of the Class reported for the ten (10) trading days ending on the date of such Term A Loan Advance (or, if such date be not a trading day on NASDAQ, for the trading day immediately preceding such date), subject to adjustment thereafter from time to time in accordance with the provisions of this Warrant (the “Initial Shares Warrant Price”).

(b)                                 Funding Shares.  The Warrant Price applicable to the Funding Shares that accrue on the Term B Loan Advance or the Term C Loan Advance, respectively (each, a “Funding Shares Warrant Price”) shall equal the lower of (i) the closing price for a share of the Class as reported on NASDAQ for the date of such Term B Loan Advance or Term C Loan Advance, as the case may be (or, if such date be not a trading day on NASDAQ, for the trading day immediately preceding such date), and (ii) the average of the closing prices for a share of the Class reported for the ten (10) trading days ending on the date of such Term B Loan Advance or Term C Loan Advance, as the case may be (or, if such date be not a trading day on NASDAQ, for the trading day immediately preceding such date); and in each case subject to adjustment thereafter from time to time in accordance with the provisions of this Warrant.

SECTION 1. EXERCISE.

1.1                               Method of Exercise.  Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2                               Cashless Exercise.  On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised.  Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =                             the number of Shares to be issued to the Holder;

Y =                             the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =                             the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B =                             the Warrant Price.

1.3                               Fair Market Value.  If shares of the Class are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of a Share shall be the closing price or last sale price of a share of the Class reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company.  If shares of the Class are not then traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

1.4                               Delivery of Certificate and New Warrant.  Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5                               Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6                               Treatment of Warrant Upon Acquisition of Company.

(a)                                 Acquisition.  For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization (or, if such Company stockholders beneficially own a majority of the outstanding voting power of the surviving or successor entity as of immediately after such merger, consolidation or reorganization, such surviving or successor entity is not the Company); or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power; provided, that “Acquisition” shall not include the sale and issuance by the Company of its securities to one or more investors for cash in a transaction or series of related transactions the primary purpose of which is the bona fide equity financing of the Company.

(b)                                 Treatment of Warrant at Acquisition.  In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be deemed to be Cashless Exercised pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition.  In connection with such Cashless Exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as of the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise.  In the event of a Cash/Public Acquisition where the fair market value of one Share as determined in accordance with Section 1.3 above would be less than the Warrant Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition.

(c)                                  Upon the closing of any Acquisition other than a Cash/Public Acquisition, the surviving or successor entity shall assume this Warrant and the obligations of the Company hereunder, and this Warrant shall, from and after such closing, be exercisable for the same class, number and kind of securities, cash and other property as would have been paid for or in respect of the Shares issuable (as of immediately prior to such closing) upon exercise in full hereof as if such Shares had been issued and outstanding on and as of such closing, at an aggregate Warrant Price equal to the aggregate Warrant Price in effect as of immediately prior to such closing; and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

(d)                                 As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1                               Stock Dividends, Splits, Etc.  If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in additional shares of the Class or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired,

Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred.  If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased.  If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2                               Reclassification, Exchange, Combinations or Substitution.  Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.  The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

2.3                               No Fractional Share.  No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.4                               Notice/Certificate as to Adjustments; Funding Shares Notices.  Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based.  The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.  Without limiting the generality of the foregoing, the Company shall, promptly following the making to it (if any) of the Term A Loan Advance, the Term B Loan Advance and Term C Loan Advance, deliver to Holder at its address set forth in Section 5.5 below a certificate of its Chief Financial Officer setting forth: (i) the amount of the Term A Loan Advance, Term B Loan Advance or Term C Loan Advance, as the case may be, (ii) the Company’s calculation of the Initial Shares Warrant Price or the Funding Shares Warrant Price applicable thereto in accordance with Paragraph A(2) above; (iii) the number of Initial Shares or Funding Warrant Shares that accrued in connection therewith in accordance with Paragraph A(1) above, and (iv) a table showing, as of immediately following the making of the Term A Loan Advance, Term B Loan Advance or Term C Loan Advance, as the case may be, the number of Initial Shares for which the Warrant is then exercisable and the then-effective Initial Shares Warrant Price, and all Funding Shares for which the Warrant is then exercisable, arranged by date of accrual and showing the respective then-effective Initial Shares Warrant Price and Funding Shares Warrant Price for each separate accrual of the Initial Shares and Funding Shares, as applicable.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1                               Representations and Warranties.  The Company represents and warrants to, and agrees with, the Holder as follows:

(a)                           All Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.  The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class and other securities as will be sufficient to permit the exercise in full of this Warrant.

3.2                               Notice of Certain Events.  If the Company proposes at any time to:

(a) declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class; or

(d) effect an Acquisition or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall give Holder:

(1) in the case of the matters referred to in (a) and (b) above, at least seven (7) Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any; and

(2) in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice);

(3) notwithstanding the provisions of the foregoing clauses (1) and (2), at all times when the Company shall be subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act, then it shall give notice to Holder of any such event at the same time and in the same form and manner as the notice given by the Company of such event to its stockholders.

At any time when the Company shall not be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or shall not then be current in its filing of all required reports and other information under the Act and the Exchange Act, the Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1                                       Purchase for Own Account.  This Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act.  Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2                                       Disclosure of Information.  Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3                                       Investment Experience.  Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4                                       Accredited Investor Status.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5                                       The Act.  Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.  Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.  Holder is aware of the provisions of Rule 144 promulgated under the Act.

4.6                                       No Voting Rights.  Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

SECTION 5. MISCELLANEOUS.

5.1                               Term; Automatic Cashless Exercise Upon Expiration.

(a)                                 Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Pacific time, on the Expiration Date and shall be void thereafter.

(b)                             Automatic Cashless Exercise upon Expiration.  In the event that, upon the Expiration Date, the fair market value of one Share as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares issued upon such exercise to Holder.

5.2                               Legends.  Each certificate evidencing Shares shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO LIFE SCIENCE LOANS, LLC DATED FEBRUARY 18, 2015, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.3                               Compliance with Securities Laws on Transfer.  This Warrant and the Shares issued upon exercise of this Warrant may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).  The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that such affiliate is an “accredited investor” as defined in Regulation D promulgated under the Act.  Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

5.4                               Transfer Procedure.  Subject to the provisions of Section 5.3 and upon providing the Company with written notice, Holder may transfer all or part of this Warrant or the Shares issued upon exercise of this Warrant to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant and/or Shares being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant.

5.5                               Notices.  All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5.  All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Life Science Loans, LLC

c/o Chief Financial Officer

3720 Carillon Point

Kirkland, Washington 98033-7455

Attention: Trent Dawson

Telephone:  (425) 952-3951

Email:  tdawson@westrivermgmt.com

With a copy (which shall not constitute notice) to:

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

Attention: David C. Clarke

Telephone:  (206) 359-8612

Email:  dclarke@perkinscoie.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Sunshine Heart, Inc.

Attn: Chief Financial Officer

12988 Valley View Road

Eden Prairie, MN 55344

Telephone: (952) 345-4210

Facsimile: (952) 244-0181

Email: Claudia.Drayton@sunshineheart.com

With a copy (which shall not constitute notice) to:

Honigman Miller Schwartz and Cohn LLP

Attn: Phillip D. Torrence

350 East Michigan Avenue, Suite 300

Kalamazoo, Michigan 49007

Telephone: (269) 337-7702

Facsimile: (269) 337-7703

Email: ptorrence@honigman.com

5.6                               Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7                               Attorneys’ Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8                               Counterparts; Facsimile/Electronic Signatures.  This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.  Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9                               Governing Law.  This Warrant shall be governed by and construed in accordance with (i) to the extent applicable, the Delaware General Corporation Law, and (ii) otherwise, the internal domestic laws of the State of New York, without giving effect to its principles regarding conflicts of law.

5.10                        Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11                        Business Days.  “Business Day” is any day that is not a Saturday, Sunday or a day on which Life Science Loans, LLC is closed.

[Remainder of page left blank intentionally]

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

SUNSHINE HEART, INC.

By:	/s/ Claudia Drayton

Name:	Claudia Drayton
(Print)
Title:	Chief Financial Officer and Secretary

“HOLDER”

LIFE SCIENCE LOANS, LLC

By:	Loan Manager, LLC, its
Managing Member

By:	/s/ Erik J. Anderson
Erik J. Anderson, Manager

APPENDIX 1

NOTICE OF EXERCISE

1.                                      The undersigned Holder hereby exercises its right to purchase                        shares of the Common/Series              Preferred [circle one] Stock of                                       (the “Company”) in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

☐                                    check in the amount of $                 payable to order of the Company enclosed herewith

☐                                    Wire transfer of immediately available funds to the Company’s account

☐                                    Cashless Exercise pursuant to Section 1.2 of the Warrant

☐                                    Other [Describe]

2.                                      Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3.   By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Stock as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):